Exhibit 1
JOINT FILING AGREEMENT
     Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of Medicinova, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Date: February 9, 2006

ESSEX WOODLANDS HEALTH VENTURES FUND VI, L.P.			INDIVIDUALS:

By:	Essex Woodlands Health Ventures VI, L.P.

	By:	Essex Woodlands Health Ventures VI, L.L.C.	/s/ James L. Currie

Name: James L. Currie

/s/ Martin P. Sutter

	Name: Martin P. Sutter		/s/ Martin P. Sutter

	Title: Managing Director		Name: Martin P. Sutter

ESSEX WOODLANDS HEALTH VENTURES VI, L.P.

By:	Essex Woodlands Health Ventures VI, L.L.C.		/s/ Immanuel Thangaraj

Name: Immanuel Thangaraj

/s/ Martin P. Sutter

Name: Martin P. Sutter			/s/ Jeff Himawan, Ph.D.

Title: Managing Director			Name: Jeff Himawan, Ph.D.

ESSEX WOODLANDS HEALTH VENTURES VI, L.L.C.
/s/ Mark Pacala

/s/ Martin P. Sutter			Name: Mark Pacala

Name: Martin P. Sutter
Title: Managing Director
/s/ Petri Vainio, MD, Ph.D.

Name: Petri Vainio, MD, Ph.D.